UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2018

AFC BUILDING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

101 1/2 Mary Street West, Whitby, ON Canada	L1N 2R4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (904) 430-6433

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01        Other Items

On March 6, 2018, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary First Colombia Development Corp., a Nevada corporation, to effect a name change from AFC Building Technologies Inc. to First Colombia Development Corp. Our company will remain the surviving company. First Colombia Development Corp. was formed solely for the change of name.

Also on March 6, 2018, our company’s board of directors approved a resolution to effect a forward stock split of our authorized and issued and outstanding shares of common stock on a one (1) old for two (2) new basis. Upon effect of the forward split, our authorized capital will increase from 250,000,000 shares of common stock to 500,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will increase from 34,760,008 to 69,520,016 shares of common stock, all with a par value of $0.001.

Completion of the amendments are subject to the prior approval of the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA's review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Building Technologies Inc.

/s/Christopher Hansen
Christopher Hansen
CEO, Principal Executive Officer

Date: April 12, 2018